                              TERM PROMISSORY NOTE



$1,500,000                                               New York, New York
                                                         January 13, 1995


         FOR VALUE RECEIVED, LEXINGTON COMPONENTS, INC., a Delaware corporation (the "Debtor"), hereby unconditionally promises to pay to the order of CONGRESS FINANCIAL CORPORATION, a California corporation (the "Payee"), at the offices of Payee at 1133 Avenue of the Americas, New York, New York 10036, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) in lawful money of the United States of America and in immediately available funds, in eighty-four (84) consecutive monthly installments (or earlier as hereinafter referred to) on the first day of each month commencing February 1, 1995, of which the first eighty-three (83) installments shall each be in the amount of SEVENTEEN THOUSAND EIGHT HUNDRED FIFTY-SEVEN and 14/100 DOLLARS ($17,857.14), and the last (i.e. eighty-fourth (84th)) installment shall be in the amount of the entire unpaid balance of this Note.

         Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate. Such interest shall be paid in like money at said office or place from the date hereof, commencing February 1, 1995 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and after an Event of Default or following the termination or non-renewal of the Financing Agreements shall be payable upon demand.

         For purposes hereof (a) the term "Interest Rate" shall mean, as to Prime Rate Loans, a rate of one and one-half (1-1/2%) percent per annum in excess of the Prime Rate and as to Eurodollar Rate Loans, a rate of three and one-quarter (3-1/4%) percent per annum in excess of the Adjusted Eurodollar Rate; provided, that, at Payee's option, the Interest Rate shall mean a rate of four and one-half (4-1/2%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and a rate of five and one-quarter (5-1/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, upon and during the continuance of an Event of Default or following the termination or non-renewal of the Financing Agreements, and (b) the term "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned thereto in the Accounts Agreement (as hereinafter defined) and the other Financing Agreements.

         The interest rate applicable to Prime Rate Loans payable hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective on the first day of the month after any change in the Prime Rate, based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of New York or other applicable law.

         This Note is issued pursuant to the terms and provisions of the letter agreement re: Amendment to Financing Agreements, dated of even date herewith, between Debtor and Payee (the "Amendment") to evidence the "LCI Real Estate Loan" (as defined in the Amendment) made by Payee to Debtor. This Note is secured by the "Collateral" described in the Accounts Financing Agreement [Security Agreement], dated January 11, 1990, by and between Payee and Debtor, as amended (the "Accounts Agreement") and any agreement, document or instrument now or at any time hereafter executed and/or delivered in connection therewith or related thereto (the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, are hereinafter collectively referred to as the "Financing Agreements") and is entitled to all of the benefits and rights thereof and of the Financing Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Debtor maintained by Payee.

         If any principal or interest payment is not made when due hereunder, and such failure shall continue for three (3) days, or if any other Event of Default (as defined in the Accounts Agreement) shall occur for any reason, or if the Financing Agreements shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtor's obligations, liabilities and indebtedness owing to Payee under the Financing Agreements (the "Obligations"), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, reasonable attorneys' fees.

         Debtor (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. Upon the occurrence and during the continuance of any Event of Default, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to Debtor.

         Payee shall not be required to resort to any Collateral for payment, but may proceed against Debtor and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

         Debtor hereby waives the right to a trial by jury and all rights of setoff and rights to interpose counterclaims and cross-claims in any litigation or proceeding arising in connection with this Note, the Accounts Agreement, the other Financing Agreements, the Obligations or the Collateral, other than compulsory counterclaims, the non-assertion of which would result in a permanent waiver. Debtor hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York and of the United States District Court for the Southern District of New York for all purposes in connection with any action or proceeding arising out of or relating to this Note, the Accounts Agreement, the other Financing Agreements, the Obligations or the Collateral and further consents that any process or notice of motion or other application to said Courts or judge thereof, or any notice in connection with any proceeding hereunder may be served (i) inside or outside the State of New York by registered or certified mail, return receipt requested, and service or notice so served shall be deemed complete five (5) days after the same shall have been posted or (ii) in such other manner as may be permissible under the rules of said Courts. Within thirty (30) days after such mailing, Debtor shall appear in answer to such process or notice of motion or other application to said Courts, failing which Debtor shall be deemed in default and judgment may be entered by Payee against Debtor for the amount of the claim and other relief requested therein.

         The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of Debtor.

         This Note, the other Obligations and the Collateral shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

         This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Payee or the holder hereof.

         Whenever used herein, the terms "Debtor" and "Payee" shall be deemed to include their respective successors and assigns.


                                        LEXINGTON COMPONENTS, INC.
ATTEST:
                                        By:    Warren Delano
                                            ------------------------------
Michael A. Lubin
------------------------------
Chairman                                Title: Vice Chairman
                                               ---------------------------
[Corporate Seal]